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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement on Form S-1 of our report dated July 22, 2014 relating to the consolidated financial statements of Veritex Holdings, Inc. and Subsidiary, appearing in the Prospectus, which is a part of the Registration Statement.

/s/ JonesBaggett LLP
Dallas, Texas
September 22, 2014

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  Exhibit 23.2